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                                                                   EXHIBIT 10.26

                           ODYSSEY RE HOLDINGS CORP.
                             RESTRICTED SHARE PLAN

     1. PURPOSES. The purposes of the ODYSSEY RE HOLDINGS CORP. RESTRICTED SHARE PLAN, as amended from time to time (the "Plan"), are to focus on creating stockholder value and to promote the success and enhance the value of Odyssey Re Holdings Corp., a Delaware corporation, and any successor thereto (the "Company"), by linking the personal interests of participants to those of the Company's stockholders by providing participants with an incentive for outstanding performance. The Plan is further intended to assist the Company in its ability to motivate, and retain the services of, participants upon whose judgment, interest and special effort the successful conduct of the Company's and its Subsidiaries' (as such term is defined below) operations is largely dependent.

     2.   DEFINITIONS AND RULES OF CONSTRUCTION.

     (a) Definitions. For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

     "Award" means a grant of a Restricted Share pursuant to Section 7 of the Plan.

     "Award Document" means an agreement, certificate or other type or form of document or documentation approved by the Committee which sets forth the terms and conditions of an Award. An Award Document may be in written, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations (including any proposed regulations) promulgated thereunder.

     "Committee" means the Compensation Committee of the Board, or such other committee of the Board as may be designated from time to time by the Board to administer the Plan.

     "Common Stock" means the common stock, par value $.01 per share, of the Company.

     "Date of Grant" means the date of grant of an Award as set forth in the applicable Award Document.

     "Disability" means an Employee's inability to fulfill his or her employment or directorial obligations to the Company or any Subsidiary by reason of any medically determinable physical or mental impairment which has lasted or in the determination of the Committee or of such other person(s), if any, as the Committee may appoint with the consent of the Board, is likely to last for a continuous period of at least twenty-six (26) weeks or for any period of twenty-six (26) weeks (whether or not consecutive) in any consecutive twelve
(12) month period.

     "Effective Date" means May 23, 2001.

     "Eligible Individual" means an individual described in Section 5(a) who is eligible for an Award under the Plan.

     "Employee" means a director or an employee of the Company or of any Subsidiary (including, without limitation, a common law employee and an individual who provides substantial service for the Company or any Subsidiary pursuant to a contractual arrangement entered into by and between the Company or any Subsidiary and an independent entity).

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

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     "Participant" means an Eligible Individual described in Section 5(a) who has been granted an Award under the Plan.

     "Pro Rata Portion" means, with respect to any grant of Restricted Shares, the portion represented by the fraction A divided by B, where A is the number of days from (but excluding) the date the particular Restricted Share grant was awarded until (and including) the particular date and B is the number of days from (but excluding) the date the particular Restricted Share grant was awarded until (and including) the date when the Restricted Period and any other restrictions imposed upon the Restricted Shares awarded under such grant would have lapsed.

     "Restricted Period" means, with respect to any Restricted Share, the period of time determined by the Committee in accordance with the terms of the Plan during which such Restricted Share is subject to the restrictions set forth in the applicable Award Document.

     "Restricted Share" means a share of Common Stock that has not vested or remains subject to forfeiture, transfer or other restrictions in accordance with
Section 7 and the applicable Award Document, and shall include any shares or other securities into which such shares have been for any reason changed or which have for any reason been substituted for, or distributed (as a dividend or otherwise) upon, such shares.

     "Retirement Age" means the age regarded by the Company or a Subsidiary as the normal retirement age for its employees in general, based upon the Company's or the Subsidiary's normal employment and related policies and practices.

     "Subsidiary" means any (i) corporation if fifty percent (50%) or more of the total combined voting power of all classes of stock is owned, either directly or indirectly, by the Company or another Subsidiary or (ii) limited liability company if fifty percent (50%) or more of the membership interests is owned, either directly or indirectly, by the Company or another Subsidiary.

     "Termination of Employment" means a Participant's termination of employment or directorship with the Company or a Subsidiary for any reason whatsoever (including, without limitation, as a result of termination by the Company or a Subsidiary without cause) at a time when the Participant is not (and is not imminently about to be) an employee or a director of either the Company or any Subsidiary.

     (b) Rules of Construction. The masculine pronoun shall be deemed to include the feminine pronoun and the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise. Unless the text indicates otherwise, references to sections are to sections of the Plan.

     3.   ADMINISTRATION.

     (a) Power and Authority of the Committee. The Plan shall be administered by the Committee (subject to the approval of, ratification by, or other action taken by, the Board, if necessary to satisfy the requirements of Rule 16b-3 promulgated under Section 16 of the Exchange Act), which shall have full power and authority, subject to the express provisions hereof:

        (i)   to select Participants from the Eligible Individuals;

        (ii)   to make Awards in accordance with the Plan;

        (iii) to determine the number of shares of Common Stock subject to each Award;

        (iv) to determine the terms and conditions of each Award, including, without limitation, those related to transferability, vesting, the lapse of the Restricted Period and forfeiture, and the effect, if any, of a Participant's Termination of Employment, and including the authority to adjust the terms of an Award to comply with the laws of any applicable jurisdiction;

        (v) to amend the terms and conditions of an Award after the granting thereof to a Participant in a manner that either is not prejudicial to the rights of such Participant in such Award or has been consented to in writing by the Participant;

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        (vi)  to specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

        (vii) to construe and interpret any Award Document delivered under the Plan;

        (viii) to prescribe, amend and rescind rules and procedures relating to the Plan;

        (ix) subject to the provisions of the Plan and subject to such additional limitations and restrictions as the Committee may impose, to delegate to one or more officers of the Company some or all of its authority under the Plan;

        (x) to employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion or computation received therefrom; and

        (xi) to make all other determinations (including, without limitation, factual determinations) and to formulate such procedures as may be necessary or advisable for the administration of the Plan.

     (b) Plan Construction and Interpretation. The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

     (c) Determinations of Committee Final and Binding. All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be final, binding and conclusive for all purposes and upon all interested persons. Every action, including an exercise of discretion by the Committee, is wholly without precedent value for any purpose.

     4.   COMMON STOCK SUBJECT TO THE PLAN.

     (a) Plan Limit. Subject to Section 9, the Company is authorized to issue Awards that, together with the Common Stock underlying stock options awarded under the Company's Stock Option Plan, do not in the aggregate exceed 10% of the Company's issued and outstanding Common Stock as of the last business day of each calendar year (the "Plan Limit"). Shares utilized in connection with the Plan may be purchased on the open market or otherwise acquired, newly issued, treasury shares or any combination thereof. Notwithstanding the foregoing, the maximum aggregate number of Restricted Shares awarded under the Plan which may be newly issued shares is limited to 300,000.

     (b) Rules Applicable to Determining Shares Available for Issuance. For purposes of determining the number of shares of Common Stock that remain available for issuance under the Plan, the following shares shall be added back to the Plan Limit and again be available for
           Awards:

        (i) The number of Restricted Shares withheld from any Award to satisfy a Participant's tax withholding obligations; and

        (ii) If any Restricted Shares are forfeited, such forfeited Restricted Shares.

     5.   PARTICIPATION.

     (a) Eligible Individuals. Awards may be granted by the Committee, in its sole discretion, to those individuals who are Employees of the Company and any Subsidiary that is selected by the Company from time to time to participate in the Plan.

     (b) Awards to Participants. The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant.

     6. AWARD DOCUMENT. The terms and provisions of each Award shall be set forth in an Award Document in a form approved by the Committee, which shall incorporate the Plan by reference. The vesting, forfeiture and other restrictions applicable to an Award (which may include, without limitation, restrictions on

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transferability) shall be determined by the Committee and may be set forth in the applicable Award Document.

     7.   RESTRICTED SHARES.

     (a)   Terms of Restricted Shares Generally.

        (i) Restricted Shares may be granted to any Eligible Individual by the Committee, in its sole discretion. The Restricted Shares granted under the Plan shall comply with the terms and conditions of the Plan and the applicable Award Document.

        (ii) Each grant of Restricted Shares shall be evidenced by an Award Document (provided that if there is any conflict between the terms of an Award Document and the terms of the Plan, the latter shall prevail). The Award Document with respect to such Restricted Shares may set forth the restrictions applicable to the Restricted Shares. Restricted Shares shall be held in escrow rather than delivered to the Participant pending the release of the applicable restrictions and the Participant shall execute and deliver to the Company (1) an escrow agreement satisfactory to the Committee and (2) the appropriate blank stock powers with respect to the Restricted Shares covered by such agreements. If a Participant shall fail to execute an escrow agreement and stock powers, the Award shall be null and void. Subject to the restrictions set forth in Section 7(c), the Participant shall generally have the rights and privileges of a stockholder as to such Restricted Shares, including the right to vote the Restricted Shares and to receive dividends. At the discretion of the Committee, cash dividends and stock dividends with respect to the Restricted Shares may be either currently paid to the Participant or withheld by the Company for the Participant's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee. Cash dividends or stock dividends shall be subject to the same restrictions as the underlying Restricted Shares.

     (b) Certificates. Upon the award of Restricted Shares, the Committee shall cause a share certificate (or appropriate electronic entry) registered in the name of the Participant to be issued and deposited together with the powers with an escrow agent designated by the Committee. The Committee shall cause the escrow agent to issue to a Participant a receipt evidencing any share certificate held by it registered in the name of such Participant.

     (c)   Restrictions.

        (i) Restricted Shares awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions as may be set forth in the applicable Award Document: (1) the Participant shall not be entitled to delivery of the share certificate; (2) the shares shall be subject to the restrictions on transferability set forth in the Award Document; and (3) the shares shall be subject to forfeiture to the extent provided in subparagraph (e) and the applicable Award Document and, to the extent such shares are forfeited, the share certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder shall terminate without further obligation on the part of the Company.

        (ii) The Committee shall have the authority to remove any or all of the restrictions on the Restricted Shares whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Award, such action is appropriate.

     (d) Restricted Period. The duration of the Restricted Period and the other restrictions, if any, that shall be imposed upon the Restricted Shares shall be determined by the Committee at the time each grant of Restricted Shares is made and, at the discretion of the Committee, may be set forth in the applicable Award Document. The Committee may, in any particular case, in its sole

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        discretion and without precedent value, reduce any Restricted Period or any other restrictions regarding the transferability or forfeiture of all or a portion of any Award.

     (e) Death; Disability; Reaching Retirement Age and Termination of Employment. Unless otherwise determined by the Committee, in its sole discretion, or specified in the applicable Award Document:

        (i) upon the death or Disability of a Participant (the Committee's determination as to whether or not a Participant has incurred a Disability being final and conclusive and binding on all persons), the Restricted Period applicable to each grant of Restricted Shares to the Participant shall end as to the Pro Rata Portion of the Restricted Shares (the number of Restricted Shares so calculated being rounded to the next highest whole number of Restricted Shares if such number would otherwise include a fraction), and the remainder of the Restricted Shares comprising such grant shall be forfeited without any payment to such Participant;

        (ii) upon a Participant's reaching Retirement Age, the Restricted Period applicable to any Restricted Shares granted to such Participant shall terminate; and

        (iii) upon a Participant's Termination of Employment for any reason other than as a result of death, Disability or reaching Retirement Age, all of the Participant's Restricted Shares shall be forfeited without any payment to such Participant.

Notwithstanding the foregoing, the Committee may, in any particular case, in its sole discretion and without precedent value, suspend or vary the operation of the foregoing provisions, upon such terms and to such extent as it may determine, but only in a manner that is not adverse to the Participant and complies with applicable laws and stock exchange rules.

     (f) Delivery of Restricted Shares. Upon the expiration of the Restricted Period with respect to any Restricted Share covered by an Award, the restrictions set forth in Section 7(c) and the Award Document shall be of no further force or effect with respect to such Restricted Share, provided that the Restricted Share has not been forfeited. Upon such expiration, the Company shall deliver to the Participant, without charge, a share certificate evidencing the Restricted Shares which have not been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or share dividends credited to the Participant's account with respect to such Restricted Share and the interest thereon, if any.

     8.   GENERAL PROVISIONS.

     (a) Non-Transferability of Award. Unless the Committee determines otherwise in its sole discretion, no Award or amount payable under, or interest in, the Plan shall be transferable by a Participant except by will or the laws of descent and distribution or otherwise be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; provided, however, that the Committee may, in its sole discretion and subject to such terms and conditions as it shall specify, permit the transfer of an Award for no consideration to a Participant's family members or to one or more trusts or partnerships established in whole or in part for the benefit of one or more of such family members (collectively, "Permitted Transferees"). Any Award transferred to a Permitted Transferee shall be further transferable only by will or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant. The Committee may, in its sole discretion, permit transfers of Awards other than those contemplated by this Section 8(a).

     (b) No Right to Continued Employment. No Eligible Individual or Participant shall have any claim or right to receive grants of Awards under the Plan. Nothing in the Plan or in any Award or Award Document shall confer upon any Employee any right to continued employment or directorship with the Company or any Subsidiary or interfere in any way with the right of the Company or any Subsidiary to terminate the employment or directorship of any of its Employees at any time, with
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        or without cause. Each Participant, by accepting a grant of Restricted
        Shares, agrees with the Company and its Subsidiaries that he or she will not be entitled to any damages, payment or claim with respect to or as a result of any forfeiture of Restricted Shares which occurs as a result of the termination of the Participant's employment or directorship with the Company or any Subsidiary, regardless of the reason for or circumstances of such employment or directorship termination, or whether such employment or directorship termination was or was not wrongful and of whether or not the period of notice of termination given to the Participant was sufficient.

     (c) Consent to Plan. By accepting any Award or other benefit under the Plan, each Participant and each person claiming under or through such Participant shall be conclusively deemed to have indicated his acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

     (d) Wage and Tax Withholding. The Company or any Subsidiary is authorized to withhold from any Award or any compensation or other payment to a Participant amounts of withholding and other taxes due in connection with any Award, and to take such other action as the Committee may deem necessary or advisable to enable the Company and the Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority for the Company to withhold or receive Common Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis in the sole discretion of the Committee.

     (e) Compliance with Securities Laws. An Award may not be exercised, and no shares of Common Stock may be issued in connection with an Award, unless (i) the issuance of such shares has been registered under the Securities Act of 1933, as amended, and qualified under applicable state "blue sky" laws, or the Company has determined that an exemption from registration and from qualification under such state "blue sky" laws is available and (ii) the issuance of such shares complies with any other applicable securities laws.

     (f) Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive compensation. Nothing contained in the Plan (or in any Award Documents or other documentation related thereto) shall give any Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts and deposit therein cash, shares of Common Stock or other property or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee determines otherwise. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify.

     (g) Other Employee Benefit Plans. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided by the Company, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

     (h) Compliance with Rule 16b-3. Notwithstanding anything contained in the Plan or in any Award Document to the contrary, if the consummation of any transaction under the Plan would result in the possible imposition of liability on a Participant pursuant to Section 16(b) of the Exchange Act, the Committee shall have the right, in its sole discretion, but shall not be obligated, to defer such transaction or the effectiveness of such action to the extent necessary to avoid such liability, but in no event for a period longer than six months.

     (i) Expenses. The costs and expenses of administering and implementing the Plan shall be borne by the Company.

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     (j)   Liability and Indemnification.

        (i) Neither the Company nor any Subsidiary shall be responsible in any way for any action or omission of the Committee or any other fiduciaries in the performance of their duties and obligations as set forth in the Plan. Furthermore, neither the Company, any Subsidiary nor the Committee shall be responsible for any act or omission of any of their agents, or with respect to reliance upon the advice of their counsel, provided that the Company, the appropriate Subsidiary or the Committee, as the case may be, relied in good faith upon the action of such agent or the advice of such counsel.

        (ii) Neither the Company, any Subsidiary, the Committee, nor any agent, employee, officer, director, stockholder or member of any of them, nor any other person shall have any liability or responsibility to any Participant or otherwise with respect to the Plan, except with respect to fraud, bad faith or willful misconduct on their part or as otherwise expressly provided herein.

     (k) Cooperation of Parties. All parties to the Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out the Plan or any of its provisions.

     (l) Notices. Each notice relating to the Plan shall be in writing and delivered by recognized overnight courier or certified mail to the proper address or, optionally, to any individual personally. Except as otherwise provided in any Award Document, all notices to the Company or the Committee shall be addressed to it c/o the Company at its registered office, Attn: Corporate Secretary. All notices to Participants, former Participants, beneficiaries or other persons acting for or on behalf of such persons which are not delivered personally to an individual shall be addressed to such person at the last address for such person maintained in the records of the Committee or the Company.

     9. RECAPITALIZATION OR REORGANIZATION. The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any dividend or other distribution, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     10. EFFECTIVE DATE. The Plan shall become effective on the Effective Date, subject to subsequent approval thereof by the Company's stockholders and shall remain in effect until it has been terminated pursuant to Section 11. If the Plan is not approved by the stockholders, the Plan and all interests in the Plan awarded to Participants shall be void ab initio and of no further force and effect.

     11. AMENDMENT; SUSPENSION AND TERMINATION. Notwithstanding anything herein to the contrary, the Board or the Committee may, at any time, terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no amendment or modification which (i) increases the Plan Limit or (ii) otherwise must be approved by stockholders pursuant to applicable rules of an exchange or any requirements of the Code and the regulations promulgated thereunder, shall be effective without stockholder approval. However, except as otherwise expressly provided herein, no amendment, modification, suspension or termination of the Plan shall alter the rights of any Participant existing at such time with respect to Restricted Shares or to Shares which were formerly Restricted Shares, except with the express written consent of such Participant. The Plan shall continue until terminated by the Company pursuant to this Section 11.

     12. GOVERNING LAW. The validity, construction and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware applicable to contracts to be performed entirely within such state and without giving effect to principles of conflicts of laws.
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